EXHIBIT 99.3


                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
           BY CHIEF ACCOUNTING OFFICER PURSUANT TO 18 U.S.C. ss. 1350.


I, Quinton Hiebert, the Chief Accounting Officer of Summit Life Corporation, hereby certify that this Report, which contains the following financial statements: the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity, Consolidated Statements of Cash Flows and the notes to the consolidated financial statements, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in this Report presents fairly, in all material respects, the financial condition and results of operations of Summit Life Corporation.

                                                         /s/ Quinton Hiebert
                                                        ------------------------
                                                        Quinton Hiebert
                                                        Chief Accounting Officer
                                                        March 27, 2003

































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